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                                                                    EXHIBIT 10.7

                              Dated 25th April 2002



              BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LIMITED

                                       AND

                        CHINATRON GROUP HOLDINGS LIMITED



                       ----------------------------------
                            SECOND AMENDING AGREEMENT
                                 IN RELATION TO
                           SALE AND PURCHASE AGREEMENT
                       FOR UP TO 80% OF THE SHARE CAPITAL
                          OF BRIGHTPOINT CHINA LIMITED
                             DATED 2ND OCTOBER 2001
                       ----------------------------------




                         [JOHNSON STOKES & MASTER LOGO]

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THIS AGREEMENT is made on 25th April 2002


BETWEEN

(1) BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LIMITED, a company incorporated in Singapore and having its registered office at Donaldson & Burkinshaw, 24 Raffles Place #15-00, Clifford Centre, Singapore 048621 (the "VENDOR"); and

(2) CHINATRON GROUP HOLDINGS LIMITED, a company incorporated in Hong Kong and having its registered office at Suite 805, Nine Queen's Road, Central, Hong Kong (the "PURCHASER").


BACKGROUND

(A) Pursuant to a sale and purchase agreement for up to 80% of the share capital of Brightpoint China Limited (the "COMPANY") dated 2nd October 2001 and made between the parties hereto (the "SALE AND PURCHASE AGREEMENT") (as amended by an amending agreement dated 18th January 2002 (the "FIRST AMENDING AGREEMENT")), the Vendor agreed to sell and the Purchaser agreed to purchase the Sale Shares (being 5,000 Shares and representing 50% of the entire issued share capital of the Company). Completion of the sale and purchase of the Sale Shares took place on 18th January 2002.

(B) In addition, and also pursuant to the Sale and Purchase Agreement, the Vendor granted to the Purchaser an option to purchase the Option Shares (being 3,000 Shares) and any additional bonus Shares (to which the Vendor may become entitled by reason of being the holder of the Option Shares).

(C) Immediately prior to the signing of this Agreement, one additional Share was issued to the Vendor to reflect a capital contribution of HK$98,660,452 made by the Vendor to the Company.

(D) The Vendor and Purchaser have now agreed that the definition of "Option Shares", "Exercise Price" and "Option Preference Shares" be deleted and replaced with revised definitions of "Amended Option Shares", "Amended Exercise Price" and "Amended Option Preference Shares" (respectively) and that the option (as amended) contained in Clause 8.1 of the Agreement be exercised immediately following signing of this Agreement to the intent and effect that (i) the Purchaser shall be the owner of the entire share capital of the Company (ii) the Vendor shall be issued an enhanced number of fully paid Class B Preference Shares of par value US$0.01 each in the capital of the Purchaser and (iii) Option Completion shall take effect immediately following the signing of this Agreement, without the need for the Vendor to serve an Exercise Notice.

BY WHICH IT IS AGREED as follows:-

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1.   Terms and expressions used in this Agreement (including the Recitals)
     shall, unless inconsistent with the context, amended by this Agreement or otherwise specifically defined, have the same meanings as used in the Sale and Purchase Agreement.

2. The definitions of "Exercise Price", "Option Preference Shares" and "Option Shares" shall be deleted from clause 1.1 of the Sale and Purchase Agreement and replaced by the following:-

     ""Amended Exercise Price"           US$11,000,000 to be satisfied by the
                                         issue of the Amended Option Preference
                                         Shares;

     "Amended Option Preference          fully paid Class B Preference Shares
     Shares"                             of par value US$0.01 each in the capital
                                         of the Purchaser which will, at the date
                                         of their issue, have a redemption value
                                         (exclusive of redemption premium) of
                                         US$11,000,000 and would convert into 11%
                                         of the fully diluted capital of the Purchaser
                                         at the date of issue, to be issued by the
                                         Purchaser on the same terms as the
                                         Consideration Preference Shares;

     "Amended Option Shares"             5,001 Shares;"

     and any references in the Sale and Purchase Agreement to "Exercise Price", "Option Preference Shares" and "Option Shares" shall be construed as references to "Amended Exercise Price", "Amended Option Preference Shares" and "Amended Option Shares" accordingly.

3. The following definitions shall be inserted into clause 1.1 of the Sale and Purchase Agreement:-

     ""Brightpoint China                 the shareholders agreement dated 18th
     Shareholders' Agreement"            January 2002 and made between (1) the Vendor,
                                         (2) the Purchaser and (3) the Company;

     "Liability Sharing                  the liability sharing agreement dated 18th
     Agreement"                          January 2002 and made between (1) the Vendor,
                                         (2) the Purchaser, (3) Argo II: The Wireless-Internet
                                         Fund Limited Partnership, (4) Techtronic Holdings
                                         Limited, (5) John Michael Maclean-Arnott and (6) Leung
                                         Chi Kong, Eric;

     "License Agreement"                 the license agreement dated 18th January 2002 and
                                         made between (1) Brightpoint, Inc. and (2) the Company;"

4. An Exercise Notice shall be deemed to have been given by the Purchaser and accepted by the Vendor and Option Completion shall occur immediately following signature of this Agreement.

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5.   Clause 8.2 of the Sale and Purchase Agreement (which was amended by the
     First Amending Agreement) shall be deleted and replaced by the following clause 8.2:-

     "8.2 The Vendor shall on exercise of the Option sell the Amended Option
          Shares and the Purchaser shall purchase the Amended Option Shares, free from all rights of pre-emption, options, liens, claims, equities, charges, mortgages, pledges and encumbrances or third party rights of whatsoever nature and with all rights attached, accrued or accruing or becoming attached thereto on and after date of such exercise at the Amended Exercise Price, payable not in cash but instead by the issue of the Amended Option Preference Shares upon Option Completion."

6. Clause 8.6 of the Sale and Purchase Agreement shall be amended by inserting the additional following sub-clauses:-

     "(d) to the extent not completed prior to this Agreement, the Vendor shall subscribe for, and the parties shall procure that the Company shall issue, one Share to the Vendor in return for the capital contribution of an amount of HK$98,660,452 previously advanced by the Vendor to the Company;

     (e) the Vendor shall deliver to the Purchaser letters of resignations of the Vendor appointed directors and letters of resignation of the secretary, and other officers of each of the Company and the Subsidiaries in each case acknowledging that they have no outstanding claims whether for compensation for loss of office or otherwise howsoever;

     (f) the Vendor shall deliver to the Purchaser, in respect of each of the Subsidiaries[, share certificates in respect of all issued shares together with instruments of transfer and declarations of trust (duly stamped, where appropriate) in respect of any shares which are held by nominees;] and in respect of the Company and each of the Subsidiaries the statutory and minutes books (which shall be written up to but not including the date of Option Completion), share certificate books; common seal, certificate of incorporation, business registration certificate, together with copies of the memorandum and articles of association, cheque books, books of account (all complete and written up to Option Completion), copies of all tax return(s) filed and related correspondence (if any), all contracts (if any) to which the Company and any Subsidiary is a party and all other documents and records of the Company and the Subsidiaries;

     (g) the Vendor and the Purchaser shall enter into an agreement with each other and with the Company terminating the Brightpoint China Shareholders' Agreement (and they shall procure that the Company shall also enter into such agreement);

     (h) the Vendor and the Purchaser shall enter into an agreement with each other and with the other parties terminating the Liability Sharing Agreement (and the Purchaser shall procure that all other parties shall also enter into such agreement);

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     (i)  the Purchaser shall procure that replacement facilities be provided in respect of the Company so as to allow a release and withdrawal of and shall return to the Vendor at Option Completion (i) the standby letter of credit provided by ABN AMRO Bank Amsterdam (procured by the Vendor and referred to in Part A of Schedule 1 to the Liability Sharing Agreement); and (ii) the standby letter of credit provided by ABN AMRO Bank N.V. (procured by the Vendor and referred to in Part B of Schedule 2 to the Liability Sharing Agreement);

     (j) the Vendor shall procure that Brightpoint, Inc. shall enter into, and the Vendor and the Purchaser shall procure that the Company shall enter into, an agreement terminating the License Agreement.

7. A new clause 8.7 shall be inserted into the Sale and Purchase Agreement as follows:-

     "8.7 The Vendor and the Purchaser shall procure a board meeting to be held of the Company and each of the Subsidiaries at which resolutions shall be passed (where appropriate):-

          (a) to approve and give effect to all of the matters referred to above;

          (b) to approve the Purchaser and its nominees for registration as the holders of the Amended Option Shares or in respect of any shares in any of the Subsidiaries held by nominees;

          (c) to accept the resignation of the directors, secretary and other officers referred to in Clause 8.6(a) above and to appoint as new directors and secretary of the Company and the Subsidiaries, such persons as the Purchaser may require, all with effect from the close of business of the relevant meeting;

          (d) to change the authorised signatories of the Company and each of the Subsidiaries to operate their bank accounts and otherwise conduct their business as the Purchaser may require; and

          (e) to deal with and resolve upon such other matters as the Purchaser shall reasonably require for the purposes of giving effect to the provisions of this Agreement."

8. The Sale and Purchase Agreement as amended by this Agreement and the First Amending Agreement shall continue in full force and effect.

9. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original and such counterparts together shall constitute one and the same instrument.

10. This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

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EXECUTED  by the parties:


SIGNED for and on behalf of                      )      /s/Steven E. Fivel
BRIGHTPOINT INTERNATIONAL                        )      Steven E. Fivel
(ASIA PACIFIC) PTE. LIMITED                      )      Director

Witnessed by:


--------------------------
Name:
Title:





SIGNED for and on behalf of                      )      /s/ John Maclean-Arnott
CHINATRON GROUP HOLDINGS                         )
LIMITED                                          )

Witnessed by:


--------------------------
Name:
Title:

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